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                                                                   EXHIBIT 10.20



                                                      [ARROW INTERNATIONAL LOGO]

January 8, 1998                                          1600 Providence Highway
                                                         Walpole, MA  02081

Mr. William Peterson                                     (800) 660-2660
President                                                (508) 660-1122
Horizon Medical Products, Inc.                           FAX:  (508) 660-1819
P.O. Drawer 627
One Horizon Way
Manchester, GA  31816

Dear Bill:

As you know, the commitment of Arrow International, Inc. ("Arrow") to provide space and services support for the manufacturing operations which Horizon Medical Products, Inc. ("Horizon") is conducting in our facility located at 1400 Providence Highway, Norwood, Massachusetts (the "Facility") ends on January 15, 1998. This letter constitutes an agreement under which Arrow will continue to provide space and support services to Horizon in the Facility for the period from January 16, 1998 through April 15, 1998. Unless modified by written amendment to this letter agreement signed by an authorized representative of both Arrow and Horizon, the following terms shall govern the continued use of the Facility by Horizon:

1. Horizon shall have the right to use that portion of the Facility (the "Horizon Space") shown on the drawing attached hereto as Exhibit A for the period beginning on January 16, 1998 and ending on April 15, 1998. Arrow shall have the right to continued access to the Facility and to continued use of those portions of the Facility not designated as the Horizon Space.

2.   Horizon shall not have the right to sublease any portion of the Horizon
     Space.

3. Horizon shall pay to Arrow, no later than January 22, 1998 (and by the 22nd day of each of the two succeeding months), the sum of $10,000 which shall constitute rent for the Horizon Space.

4. In addition to the above, Horizon shall pay 70% of the actual monthly utility charges for the Facility for the period from 1/15/98 through 4/15/98 no later than two weeks from the receipt of copies of the utility bills from Arrow.

5. Arrow shall have the right to the continued use of that portion of the Horizon Space currently utilized by Arrow for its present inventory of drug infusion pumps and related parts, its "curve" room, and its incoming inspection area.







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6.   Horizon shall be responsible for all cleaning of the Horizon Space during the period from January 16, 1998 through April 15, 1998.

7. During the period from January 16, 1998 through April 15, 1998, Horizon shall be responsible for maintaining and/or repairing any equipment in the Facility utilized by Horizon and for which such maintenance or repair is not the responsibility of the Lessor under Arrow's lease agreement for the Facility.

If the above terms are acceptable to you, please sign and return a copy of this letter agreement to me prior to January 15, 1998.

Sincerely,

/s/ Bradley J. Enegren
-------------------------
    Bradley J. Enegren
    Managing Director
    Implantable Drug Delivery Division


Accepted: /s/ [unreadable]
          ------------------------------
          (Title)
          President


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                                   EXHIBIT A


                                   [PICTURE]